                                                                    EXHIBIT 6(g)










                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                   AMERICA'S SENIOR FINANCIAL SERVICES, INC.,



                     CAPITAL FUNDING OF SOUTH FLORIDA, INC.,



                             AMSE ACQUISITIONS, INC.

                                       AND



                                GEORGE M. POLLIS
                                TRACI ANN POLLIS
                                 PAULA M. POLICE


                                January 29, 1999

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

ARTICLE I  DEFINITIONS..........................................................................................  1
         1.1      Defined Terms.................................................................................  1
         1.2      Other Definitional Provisions.................................................................  4

ARTICLE II  MERGER..............................................................................................  5
         2.1      Effective Time of the Merger..................................................................  5
         2.2      Closing.......................................................................................  5
         2.3      Effects of the Merger.........................................................................  5
         2.4      Directors and Officers of the Surviving Corporation...........................................  5
         2.5      Conversion of Capital Stock...................................................................  5
         2.6      Exchange Shares...............................................................................  6
         2.7      Manner of Payment of Merger Consideration.....................................................  6
         2.8      Initial Adjustment............................................................................  6
         2.9      Second Adjustment.............................................................................  7

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................................  8
         3.1      Corporate Status..............................................................................  8
         3.2      Power and Authority...........................................................................  8
         3.3      Enforceability................................................................................  9
         3.4      Capitalization................................................................................  9
         3.5      Purchaser Common Stock........................................................................  9
         3.6      No Violation..................................................................................  9
         3.7      Records of the Purchaser...................................................................... 10
         3.8      Subsidiaries.................................................................................. 10
         3.9      Financial Statements.......................................................................... 10
         3.10     Changes Since the Purchaser's Current Balance Sheet Date...................................... 11
         3.11     Liabilities of the Purchaser and its Subsidiaries............................................. 11
         3.12     Litigation.................................................................................... 11
         3.13     Environmental Matters......................................................................... 11
         3.14     Real Estate................................................................................... 12
         3.15     Good Title to and Condition of Assets......................................................... 12
         3.16     Compliance with Laws.......................................................................... 12
         3.17     Labor and Employment Matters.................................................................. 12
         3.18     Employee Benefit Plans........................................................................ 13
         3.19     Tax Matters................................................................................... 13
         3.20     Insurance..................................................................................... 13
         3.21     [Intentionally Deleted]....................................................................... 13
         3.22     Licenses and Permits.......................................................................... 13




         3.23     Adequacy of the Assets........................................................................ 13
         3.24     [Intentionally Deleted]....................................................................... 14
         3.25     Contracts..................................................................................... 14
         3.26     Investor Status............................................................................... 14
         3.27     No Commissions................................................................................ 14
         3.28     Accuracy of Information Furnished by the Company, or the Shareholder.......................... 14

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF
                  THE SHAREHOLDERS THE COMPANY.................................................................. 14
         4.1      Corporate Status.............................................................................. 15
         4.2      Power and Authority........................................................................... 15
         4.3      Enforceability................................................................................ 15
         4.4      Capitalization................................................................................ 15
         4.5      Shareholders.................................................................................. 16
         4.6      No Violation.................................................................................. 16
         4.7      Records of the Company........................................................................ 16
         4.8      No Subsidiaries............................................................................... 16
         4.9      Financial Statements.......................................................................... 17
         4.10     Changes Since the Current Balance Sheet Date.................................................. 17
         4.11     Liabilities of the Company.................................................................... 18
         4.12     Litigation.................................................................................... 18
         4.13     Environmental Matters......................................................................... 18
         4.14     Real Estate................................................................................... 19
         4.15     Good Title to and Condition of Assets......................................................... 19
         4.16     Compliance with Laws.......................................................................... 19
         4.17     Labor and Employment Matters.................................................................. 19
         4.18     Employee Benefit Plans........................................................................ 20
         4.19     Tax Matters................................................................................... 20
         4.20     Insurance..................................................................................... 21
         4.21     Intentionally Deleted......................................................................... 21
         4.22     Licenses and Permits.......................................................................... 21
         4.23     Adequacy of the Assets........................................................................ 21
         4.24     Pipeline Applications......................................................................... 21
         4.25     Contracts..................................................................................... 21
         4.26     Accuracy of Information Furnished by the Company, or the
                  Shareholders.................................................................................. 21
         4.27     Investment Intent; Sophisticated Investor Status; Market for Purchaser........................ 22
         4.28     Bank Accounts................................................................................. 22
         4.29     No Commissions................................................................................ 22
         4.30     Year 2000..................................................................................... 22
         4.31     Other Business Interests...................................................................... 23



ARTICLE V   ADDITIONAL AGREEMENTS............................................................................... 23
         5.1      Further Assurances............................................................................ 23
         5.2      Cooperation-General........................................................................... 23
         5.3      Notification of Certain Matters............................................................... 23
         5.4      Confidentiality; Publicity.................................................................... 23
         5.5      Shareholder Deliveries........................................................................ 23
         5.6      Purchaser's Deliveries........................................................................ 24
         5.7      Release of Guarantees......................................................................... 24
         5.8      Taxes......................................................................................... 24

ARTICLE VI  INDEMNIFICATION..................................................................................... 25
         6.1      Agreement by the Shareholders to Indemnify.................................................... 25
         6.2      Agreement by Purchaser to Indemnify........................................................... 25
         6.3      Survival of Representations and Warranties.................................................... 26
         6.4      Third Party Actions........................................................................... 27
         6.5      Payment Solely in Purchaser's Common Stock; Adjustment to Merger
                  Consideration................................................................................. 27
         6.6      Limitations on Indemnification Payments....................................................... 27
         6.7      No Other Rights............................................................................... 28

ARTICLE VII  SECURITIES LAW MATTERS............................................................................. 28
         7.1      Disposition of Shares......................................................................... 28
         7.2      Legend........................................................................................ 28

ARTICLE VIII  REGISTRATION RIGHTS............................................................................... 29
         8.1      Piggyback Registration Rights................................................................. 29
         8.2      Registration.................................................................................. 30

ARTICLE IX  GENERAL PROVISIONS.................................................................................. 34
         9.1      Notices....................................................................................... 34
         9.2      Entire Agreement.............................................................................. 35
         9.3      Expenses...................................................................................... 35
         9.4      Amendment; Waiver............................................................................. 36
         9.5      Binding Effect; Assignment.................................................................... 36
         9.6      Counterparts.................................................................................. 36
         9.7      Interpretation................................................................................ 36
         9.8      Severability.................................................................................. 36
         9.9      Governing Law; Mediation; Arbitration......................................................... 36
         9.10     Arm's Length Negotiations..................................................................... 38

                          AGREEMENT AND PLAN OF MERGER

         This Agreement (this "Agreement") is entered into as of January 29, 1999 among America's Senior Financial Services, Inc., a Florida corporation (the "Purchaser"), Capital Funding of South Florida, Inc., a Florida corporation (the "Company"), AMSE Acquisitions, Inc., a Florida corporation and a wholly-owned subsidiary of Purchaser (the "Sub"), and George M. Pollis, Traci Ann Pollis and Paula M. Police (each individually, a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

         The Company is engaged in the business of originating and transacting residential and commercial real estate mortgage loans. The Shareholders collectively own all the outstanding capital stock of the Company. This Agreement contemplates a merger of Sub, a wholly-owned subsidiary of Purchaser, with and into Company in a reorganization pursuant to Code Section 368(a)(1)(A) by reason of Code Section 368(a)(2)(D) in which Company will become a wholly-owned subsidiary of the Purchaser (the "Merger"). The Shareholders will receive cash and capital stock in the Purchaser in exchange for their capital stock in the Company.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act, as in effect on the date hereof.

         "Closing" has the meaning set forth in Section 2.2 below.

         "Closing Date" has the meaning set forth in Section 2.2 below.

         "Company" has the meaning set forth in the preface above.

         "Company Common Stock" means the shares of common stock, $1.00 par value per share, of the Company.

         "Company Share" means any share of Company's capital stock.

         "Company Shareholder" means any Person who or which holds any Company Shares.

         "Company's Knowledge" means the actual knowledge after reasonable investigation of any Shareholder or Michael Pollis.

         "Constituent Corporations" has the meaning set forth in Section 2.3 below.

         "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking or obligation, in each case, whether written or oral, express or implied.

         "Effective Time" has the meaning set forth in Section 2.1 below.

         "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and ordinances, and changes or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company or Purchaser, as the case may be, conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and ordinances, or changes or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.
         Section 6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C.
         Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA").

         "Familial Affiliate" shall mean any person related by blood or marriage to any officer, director or shareholder of any of the Company and any entity in which any officer, director or shareholder or such person owns any beneficial interest.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect) in financial condition, properties, assets, liabilities, rights, obligations, operations or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

         "Merger" has the meaning set forth in the recitals above.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Purchaser Common Stock" means the shares of common stock, par value $.001 per share, of the Purchaser.

         "Purchaser's Knowledge" means the actual knowledge after reasonable investigation of Nelson A. Locke.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiaries" means any corporation, partnership, joint venture or other business entity in which the Purchaser or the Company, as the context requires, owns, directly or indirectly, or is bound by an agreement to acquire any outstanding securities or other interests in, or control thereof.

         "Sub" has the meaning set forth in the preface above.

         "Sub Common Stock" means any share of the Common Stock par value $.01 per share of Sub.

         "Surviving Corporation" has the meaning set forth in Section 2.3 below.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to or required to be filed with or submitted to any Governmental Authority in connection with or with respect to the determination, assessment, collection or payment of any Taxes.

         "Taxes" means all taxes, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes, levy, assessment, tariff, duty (including customs duties), deficiency or other fee, imposed, assessed or collected by or under the authority of any Governmental Authority, or payable pursuant to any tax sharing agreement or other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty (including customs duties), deficiency or other fee, and any related charge or amount, including, but not limited to, any fine, penalty, interest or additional tax.

         1.2      OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                  (e) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                                   ARTICLE II

                                     MERGER

         2.1 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the filing of Articles of Merger with the Secretary of State of the State of Florida, in the form attached hereto as EXHIBIT A, (the "Effective Time"). Such filing shall occur as soon as practicable on or after the Closing Date (as defined in Section 2.2).

         2.2 CLOSING. The closing of the Merger (the "Closing") will take place at 9:30 a.m. on January 29, 1999, or such other date as the parties may specify in writing (the "Closing Date"), at the offices of the Purchaser at 15544 N.W. 77 Court, Miami Lakes, Florida 33016, unless another date or place is agreed to in writing by the parties hereto.

         2.3 EFFECTS OF THE MERGER. At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into the Company (Sub and the Company are sometimes referred to herein as the "Constituent Corporations" and the Company is sometimes referred to herein as the "Surviving Corporation"), (ii) the Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the By-laws of the Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

         2.4 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Surviving Corporation after the Effective Time shall be as follows:

              Nelson A. Locke -- Director, Chairman of the Board and
                                 Chief Executive Officer
              Thomas Sherman --  Director
              Elly Shea --       Director
              George Pollis --   Director and President
              Michael Pollis --  Director and Executive
                                 Vice President

         These directors and officers will hold office until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-laws.

         2.5 CONVERSION OF CAPITAL STOCK. (a) At the Effective Time, each share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action on the part of the holders thereof, be automatically converted into one share of common stock of the Surviving Corporation.

                  (b) At the Effective Time, each Company Share outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any further action on the part of the holders thereof be automatically converted into the right to receive (i) 110.832 shares of Purchaser Common Stock and (ii) $150 dollars (collectively, the "Merger Consideration").

         2.6 EXCHANGE SHARES. The aggregate number of shares of Purchaser Common Stock issuable to the Shareholders pursuant to Section 2.5(b)(i) above shall be 221,664 (the "Exchange Shares") The aggregate amount of cash payable pursuant to
Section 2.5(b)(ii) shall be $300,000 (the "Cash Amount").

         2.7 MANNER OF PAYMENT OF MERGER CONSIDERATION. At the Effective Time, Purchaser shall pay the Merger Consideration to the Shareholders as follows: (i) payment of the Cash Amount by wire transfer of immediately available funds to an account or accounts designated by the Shareholders and (ii) delivery to the Shareholders of certificate(s) issued in the name of the Shareholders representing the Exchange Shares.

         2.8 INITIAL ADJUSTMENT. If, at the end of the first year anniversary of the Closing (the "Adjustment Date"), the average closing price of the Purchaser Common Stock for the twenty trailing business days prior to the Adjustment Date (the "Current Per-Share Price") is LESS than the Exchange Price, the Purchaser shall, within 10 days following the Adjustment Date, issue additional shares of Purchaser Common Stock (the "Additional Shares") to the Shareholders in such amount so that the PRODUCT of the number of Exchange Shares held by the Shareholders (and its assignees) on the Adjustment Date plus the number of Additional Shares TIMES the Current Per-Share Price is equal to the PRODUCT of the number of Exchange Shares held by the Shareholders (and their assignees) on the Adjustment Date TIMES the Exchange Price. The aggregate number of Additional Shares issued pursuant to this Section 2.8 shall be divided pro rata among the Shareholders based upon the percentage of the aggregate Exchange Shares issued to each Shareholder.

         By way of example and not limitation, if (1) the number of Exchange Shares originally issued to the Shareholders is 10, (2) the Exchange Price is $5, (3) the Current Per-Share Price is $3.00, and (4) the number of Exchange Shares owned by the Shareholders and their assignees is 6 on the Adjustment Date, THEN the aggregate number of Additional Shares to be issued by Purchaser to the Shareholders would be determined as follows:

                  (a)      6 x $5.00 = $30
                  (b)      6 x $3.00 = $18
                  (c)      Deficiency Amount = $12
                  (d) Additional Shares = 4 (6 Exchange Shares + 4 Additional Shares x $3
                           (Current Per-Share Price) = $30)

The number of shares and the share price used in the calculations required to be made in this Section 2.8 shall be proportionately adjusted to reflect any division, combination or other reclassification of the Purchaser Common Stock occurring on or prior to the Adjustment Date.

         For purposes of this Section 2.8, the average closing price of the Purchaser Common Stock shall be determined by reference to the closing prices reported by (i) The NASDAQ Stock Market or a national securities exchange, if the Purchaser Common Stock is listed for trading therein or (ii) Nasdaq, if the Purchaser Common Stock is traded in the over-the-counter market. If no prices are reported for the twenty trailing business days prior to the Adjustment Date, then the price used to make the calculations required in this Section 2.8 shall be the reported closing price on the first preceding day on which so reported. If the Purchaser Common Stock is not traded in the mediums described in (i) or
(ii) above, no adjustment shall be required to be made pursuant to this Section 2.8.

         2.9 SECOND ADJUSTMENT. If, at the earlier of (x) the second year anniversary of the Closing or (y) the one year anniversary of the expiration of any lock-up restrictions imposed upon the Shareholders by the underwriter of the first Public Offering (as hereafter defined) occurring after the Closing (the "Second Adjustment Date"), the PRODUCT of the number of Exchange Shares held by the Shareholders on the Second Adjustment Date plus any additional shares of Purchaser Common Stock received by the Shareholders pursuant to Section 2.8 of this Agreement TIMES the average closing price of the Purchaser Common Stock for the twenty trailing business days prior to the Second Adjustment Date is LESS than the Residual Purchase Price (as hereafter defined), the Purchaser shall cause the Company, within 10 days following the Second Adjustment Date, to issue to the Shareholders a promissory note (the "Promissory Note") in the principal amount of such deficiency (the "Deficiency Amount"). The Promissory Note shall be in the form attached as EXHIBIT B hereto. In connection with the issuance of the Promissory Note, the Company and the Shareholders shall execute and deliver the Security Agreement attached as EXHIBIT C hereto. Notwithstanding anything herein to the contrary, in lieu of issuing the Promissory Note, Purchaser, in its sole discretion, may pay, or cause the Company to pay, the Deficiency Amount to the Shareholders by wire transfer of immediately available funds or certified check delivered within 10 days after the Second Adjustment Date. The "Residual Purchase Price" shall be equal to the difference of $1,425,000 less the gross proceeds received by the Shareholders from the sale of any of the Exchange Shares or any additional shares of Purchaser Common Stock received by the Shareholders pursuant to Section 2.8 of this Agreement.

         By way of example and not limitation, if (1) the number of Exchange Shares is 9, (and 11 shares of Purchaser Common Stock were issued pursuant to Section 2.8 and none of the Exchange Shares or such additional 11 shares has been sold, transferred, or otherwise disposed of by the Shareholders), (2) the average closing price of the Purchaser Common Stock for the twenty trailing business days prior to the Second Adjustment Date is $3.00, and (3) the Adjusted Residual Purchase Price is $80, THEN the aggregate Deficiency Amount would be determined as follows:

                  (a)      20 x $3.00 = $60
                  (b)      $80 - $60 = $20
                  (c)      Deficiency Amount = $20

The number of shares and the share price used in the calculations required to be made in this Section 2.9 shall be proportionately adjusted to reflect any division, combination or other reclassification of the Purchaser Common Stock occurring on or prior to the Second Adjustment Date.

         For purposes of this Section 2.9, the average closing price of the Purchaser Common Stock shall be determined by reference to the closing prices reported by (i) The NASDAQ Stock Market or a national securities exchange, if the Purchaser Common Stock is listed for trading therein or (ii) Nasdaq, if the Purchaser Common Stock is traded in the over-the-counter market. If no prices are reported for the twenty trailing business days prior to the Second Adjustment Date, then the price used to make the calculations required in this
Section 2.8(ii) shall be the reported closing price on the first preceding day on which so reported. If the Purchaser Common Stock is not traded in the mediums described in (i) or (ii) above, no adjustment shall be required to be made pursuant to this Section 2.9.

                  For purposes of this Section 2.9 the term "Public Offering" means a public offering of Purchaser Common Stock effected by or on behalf of the Purchaser pursuant to a Registration Statement declared effective by the SEC.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As a material inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to the Shareholders that:

         3.1 CORPORATE STATUS. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the Purchaser and its Subsidiaries is legally qualified to transact business as a foreign corporation, and is in good standing as such, in each jurisdiction in which the nature of its respective properties and/or the conduct of its respective business requires such qualification. There is no pending or, to the Purchaser's Knowledge, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Purchaser, or its Subsidiaries.

         3.2 POWER AND AUTHORITY. The Purchaser has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The Purchaser has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. SCHEDULE 3.4 sets forth, with respect to the Purchaser, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock, and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of the Purchaser (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. Except as set forth on SCHEDULE 3.4, no preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth on SCHEDULE 3.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Purchaser to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). Except as set forth on SCHEDULE 3.4, there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Purchaser. Except as set forth on SCHEDULE 3.4, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Purchaser. The Purchaser is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 PURCHASER COMMON STOCK. The shares of Purchaser Common Stock to be issued to the Shareholders pursuant to Section 2.5(b)(i) hereof shall be fully paid and non-assessable shares.

         3.6 NO VIOLATION. Except as set forth in SCHEDULE 3.6, neither the execution or delivery of this Agreement by the Purchaser or the performance by the Purchaser of its obligations hereunder or the consummation by the Purchaser of the transactions contemplated by this Agreement will (i) contravene any provision of the Articles of Incorporation or Bylaws of the Purchaser, or any of its Subsidiaries, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Purchaser, or any of its Subsidiaries, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against the Purchaser or any of its Subsidiaries, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Purchaser or any of its Subsidiaries or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by Purchaser, if any.

         3.7 RECORDS OF THE PURCHASER. The copies of the Articles of Incorporation and Bylaws of the Purchaser which were provided to the Shareholders are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books (containing records of meetings of shareholders, the board of directors, and any committees of the board of directors), the stock certificate books and the stock record books of each of the Purchaser and its Subsidiaries are correct and complete. All material corporate actions taken by Purchasers have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Purchaser have been fully, properly and accurately kept and completed in all respects, and there are no material inaccuracies or discrepancies of any kind contained therein.

         3.8 SUBSIDIARIES. Except as set forth on SCHEDULE 3.8, neither the Purchaser nor any of its Subsidiaries owns, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any corporation, partnership, joint venture or other business entity.

         3.9 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 3.9 are (i) the unaudited financial statements of the Purchaser and each of its Subsidiaries, in each case, for the seven months ended July 31, 1998, including the notes thereto (collectively, the "Purchaser's Interim Financial Statements"), and (ii) the audited financial statements of the Purchaser and its Subsidiaries for the years ended December 31, 1996 and December 31, 1997, including the notes thereto, (collectively, the "Purchaser's Annual Financial Statements"), (collectively, the Purchaser's Annual Financial Statements and the Purchaser's Interim Financial Statements, the "Purchaser's Financial Statements"). The balance sheets of the Purchaser and each of its Subsidiaries dated as of July 31, 1998 included in the Purchaser's Financial Statements are hereinafter sometimes referred to as the "Purchaser's Current Balance Sheets." The Purchaser's Financial Statements fairly present the financial position of the Purchaser and each of its Subsidiaries at the balance sheet date and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Purchaser and each of its Subsidiaries fully and fairly reflect all of their respective transactions, properties, assets and liabilities. Except as reflected on the Purchaser's Financial Statements, there are no extraordinary or non-recurring items of income or expense during the periods covered by the Purchaser's Financial Statements and the balance sheets included in the Purchaser's Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Purchaser's Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         3.10 CHANGES SINCE THE PURCHASER'S CURRENT BALANCE SHEET DATE. Except as set forth on SCHEDULE 3.10, since the date of the Purchaser's Current Balance Sheets, neither the Purchaser, nor each of its Subsidiaries has entered into any transaction or been subject to any event which has a Material Adverse Effect on the Purchaser or its Subsidiaries.

         3.11 LIABILITIES OF THE PURCHASER AND ITS SUBSIDIARIES. Except as disclosed on SCHEDULE 3.11 hereto, neither of the Purchaser nor its Subsidiaries has any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Purchaser's Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Purchaser's Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) liabilities which were incurred in the ordinary course of business prior to the date of the Purchaser's Current Balance Sheet and which, in accordance with GAAP consistently applied, were not required to be recorded thereon.

         3.12 LITIGATION. Except as disclosed on SCHEDULE 3.12 hereto, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to Purchaser's Knowledge, threatened, anticipated or contemplated against, by or affecting the Purchaser or any of its Subsidiaries or any of their respective properties or assets, which relates to or affects the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Purchaser or any of its Subsidiaries is or was a party which have not been complied with or which continue to impose any obligations on the Purchaser or any of its Subsidiaries.

         3.13 ENVIRONMENTAL MATTERS.

                  (a) Each of the Purchaser and its Subsidiaries is and have at all times been in compliance in all material respects with all Environmental Laws governing its respective business, operations, properties and assets.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation, claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings pending or, to Purchaser's Knowledge, threatened against or involving the Purchaser, or its Subsidiaries, or their respective businesses, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws in connection with, related to or arising out of the ownership by the Purchaser, or its Subsidiaries of their respective properties or assets or the operation of their respective businesses, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Purchaser in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on Purchaser or its Subsidiaries.

         3.14 REAL ESTATE.

                  (a) Neither the Purchaser nor its Subsidiaries owns any real property or any interest therein.

                  (b) With respect to the principal improvements and buildings on the properties leased by Purchaser or its Subsidiaries (the "Purchaser's Leased Premises"):

                           (i) The Purchaser and each of its Subsidiaries has valid leasehold interests in the Purchaser's Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever; and

                           (ii) The portions of the buildings located on the Purchaser's Leased Premises that are used in the business of the Purchaser or any of its Subsidiaries is each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the current and reasonably anticipated normal business activities of the Purchaser and its Subsidiaries as conducted thereat.

         3.15 GOOD TITLE TO AND CONDITION OF ASSETS. Except as set forth on
SCHEDULE 3.15, the Purchaser and each of its Subsidiaries has good and marketable title to all of the Purchaser's Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Purchaser's Assets" means all of the material properties and assets of the Purchaser and its Subsidiaries (other than the Purchaser's Leased Premises) whether personal or mixed, tangible or intangible, wherever located.

         3.16 COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 3.16: (i) the Purchaser and each of its Subsidiaries is and has been in material compliance with all laws, regulations and orders applicable to it, its properties and assets (in each case, owned or used by it now or in the past) and its business and operations (as conducted by it now and in the past); (ii) neither the Purchaser nor its Subsidiaries has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the Purchaser's Knowledge, threatened; and (iii) neither the Purchaser nor its Subsidiaries, nor any of their respective employees or agents, had made any payment of funds in connection with the business of the Purchaser, or any of its Subsidiaries, which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Purchaser or any of its Subsidiaries for any payment prohibited by law.

         3.17 LABOR AND EMPLOYMENT MATTERS. Neither the Purchaser nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Purchaser or any of its Subsidiaries into one or more collective bargaining units; and there is no pending or, or to the Purchaser's Knowledge, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Purchaser or any of its Subsidiaries or which may interfere with its continued operations. The Purchaser has been in compliance, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities.

         3.18 EMPLOYEE BENEFIT PLANS. SCHEDULE 3.18 contains a list setting forth, with respect to the Purchaser and each of its Subsidiaries, each employee benefit plan or arrangement, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multi-employer plans, as defined in
Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in
Section 3(3) of ERISA, in which employees, their spouses or dependents participate ("Employee Benefit Plans").

         3.19 TAX MATTERS. (i) Except as set forth on SCHEDULE 3.19, all Tax Returns required to be filed on or prior to the date hereof with respect to the Purchaser and each of its Subsidiaries or any of their respective income, properties, franchises or operations, have been timely filed where required to be filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects; and (ii) all Taxes due and payable by or with respect to the Purchaser and any of its Subsidiaries, have been fully and timely paid and adequate reserves or accruals for Taxes have been provided in the Purchaser's Current Balance Sheets with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not due and payable.

         3.20 INSURANCE. The Purchaser and each of its Subsidiaries is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets and business against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations.

         3.21 [INTENTIONALLY DELETED]

         3.22 LICENSES AND PERMITS. The Purchaser and each of its Subsidiaries possesses all material licenses and required governmental or official approvals, permits or authorizations, necessary for the conduct of its businesses.

         3.23 ADEQUACY OF THE ASSETS. The Purchaser's Assets and Purchaser's Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Purchaser and each of its Subsidiaries in the manner in which and to the extent to which such business is currently being conducted.

         3.24 [INTENTIONALLY DELETED]

         3.25 CONTRACTS. Neither the Purchaser nor any of its Subsidiaries has violated any of the material terms or conditions of any material Contract to which it or its properties is bound or subject.

         3.26 INVESTOR STATUS. The shares of Company Common Stock being acquired by the Purchaser pursuant to this Agreement are being acquired for the Purchaser's own account for investment and not with a view to, or for the sale in connection with, any distribution thereof. The Purchaser has had the opportunity to discuss the transactions contemplated hereby with the Shareholders and has had the opportunity to obtain such information pertaining to the Company as has been requested, and to ask all questions of Shareholders as it deems advisable, all of which have been answered to its satisfaction. The Purchaser is a sophisticated investor and has such knowledge and experience in business or financial matters that it is capable of evaluating the merits and risks of an investment in the Company Common Stock.

         3.27 NO COMMISSIONS. Neither the Purchaser or its Subsidiaries, has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby, other than fees which will be paid by, and are the sole obligation of, Purchaser, including any fee payable to ViStra Growth Partners, Inc. and $15,000 to First Fidelity Capital Markets, Inc.

         3.28 ACCURACY OF INFORMATION FURNISHED BY THE COMPANY, OR THE SHAREHOLDER. No representation, warranty, covenant, agreement, or statement by the Purchaser in this Agreement and the various Schedules attached hereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Purchaser has provided the Company and the Shareholder with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                        THE SHAREHOLDERS AND THE COMPANY

         As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders, and the Company, jointly and severally, represent and warrant to Purchaser that:

         4.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own or lease its respective properties and to carry on its respective businesses as now being conducted. The Company is legally qualified to transact business as a foreign corporation, and is in good standing as such, in each jurisdiction in which the nature of its respective properties and/or the conduct of its respective business requires such qualification. SCHEDULE 4.1 sets forth, with respect to the Company the jurisdiction in which it is incorporated and, all jurisdictions in which it is qualified to conduct business as a foreign corporation. SCHEDULE 4.1 sets forth, with respect to the Company a list of all names under which it has at any time done business. There is no pending or, to the Company's Knowledge, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

         4.2 POWER AND AUTHORITY. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each Shareholder is an individual United States citizen residing in the State of Florida, and has the requisite competence and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. Except as provided in SCHEDULE 4.2, no Shareholder is bound by any contractual or legal restriction from selling his or her Company Shares pursuant to the terms of this Agreement.

         4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company, and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.4 CAPITALIZATION. SCHEDULE 4.4 sets forth, with respect to the Company, (a) the number of authorized shares of each class of its capital stock,
(b) the number of issued and outstanding shares of each class of its capital stock, and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. Except as set forth on SCHEDULE 4.4, no preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Except as set forth on SCHEDULE 4.4, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         4.5 SHAREHOLDERS. SCHEDULE 4.5 sets forth, with respect to the Company, the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned of record and/or beneficially by, the shareholder(s) of the Company as of the close of business on the date of this Agreement. As of the date hereof, the Shareholders are the sole holders of all of the issued and outstanding shares of capital stock of the Company and except as provided in SCHEDULE 4.5, all such shares are owned by the Shareholders free and clear of all Liens, restrictions and claims of any kind.

         4.6 NO VIOLATION. Except as set forth in SCHEDULE 4.6, neither the execution or delivery of this Agreement by the Company or the Shareholders, or the performance by any of them of their respective obligations hereunder or the consummation by any of them of the transactions contemplated by this Agreement will (i) contravene any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or the Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against the Company or the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company or the Shareholders or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by Purchaser, if any.

         4.7 RECORDS OF THE COMPANY. The copies of the Articles of Incorporation and Bylaws of the Company which were provided to Purchaser are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books (containing records of meetings of shareholders, the board of directors, and any committees of the board of director), the stock certificate books and the stock record books of the Company are correct and complete. All material corporate action taken by the Company has been duly authorized and ratified. All accounts, books, ledgers and official and other records of the Company have been fully, properly and accurately kept and completed in all respects, and there are no material inaccuracies or discrepancies of any kind contained therein.

         4.8 NO SUBSIDIARIES. The Company does have any Subsidiaries.

         4.9 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 4.9 are (i) the unaudited financial statements of the Company for the year ended December 31, 1998, including the notes thereto (collectively, the "Interim Financial Statements"), and (ii) the audited financial statements of the Company for the years ended December 31, 1996 and December 31, 1997, including the notes thereto, (collectively, the "Annual Financial Statements"), (collectively, the Company's Annual Financial Statements and the Interim Financial Statements, the "Financial Statements"). The balance sheets of the Company dated as of December 31, 1998 included in the Financial Statements are hereinafter sometimes referred to as the "Current Balance Sheets." The Financial Statements fairly present the financial position of the Company at the balance sheet date and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Company fully and fairly reflect all of their respective transactions, properties, assets and liabilities. Except as reflected on the Financial Statements, there are no extraordinary or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         4.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as set forth on SCHEDULE 4.10, since the date of the Current Balance Sheets the Company has not (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities, or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $5,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $5,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $5,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books or records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate or Familial Affiliate; (xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $5,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $1,000;
(xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; or (xx) agreed to do or authorized any of the foregoing.

         4.11 LIABILITIES OF THE COMPANY. Except as disclosed on SCHEDULE 4.11 hereto, the Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) liabilities which were incurred in the ordinary course of business prior to the date of the Current Balance Sheet and which, in accordance with GAAP, consistently applied, were not required to be recorded thereon.

         4.12 LITIGATION. Except as disclosed on SCHEDULE 4.12 hereto, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the Company's Knowledge, threatened, anticipated or contemplated against, by or affecting the Company or the Shareholders which relates to or affects the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in all respects or which continue to impose any obligations on the Company. The Shareholders are not, and have not at any time in the past, been a party to any bankruptcy or other insolvency proceedings.

         4.13 ENVIRONMENTAL MATTERS.

                  (a) The Company is and has at all times been in compliance in all material respects with all Environmental Laws governing its respective business, operations, properties and assets.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation, claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings pending or, to the Company's Knowledge, threatened against or involving the Company or its businesses, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of its business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Purchaser, or the

Company in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on Purchaser or the Company.

         4.14     REAL ESTATE.

                  (a) The Company does not own any real property or any interest therein.

                  (b) SCHEDULE 4.14(b) sets forth a list of all material leases (collectively, "Leases") to which the Company is a party (copies of which have previously been furnished to Purchaser), in each case setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description, including street address, of each property covered thereby, and (C) a summary of the principal terms thereof, including, without limitation, the term, any renewal options, the current rental and any rent escalations. There is no breach or anticipated breach by any other party to any Lease. With respect to each of the Leased Premises:

                           (i) The Company has valid leasehold interests in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever; and

                           (ii) The portions of the buildings located on the Leased Premises that are used in the business of the Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the current and reasonably anticipated normal business activities of the Company as conducted thereat.

         4.15 GOOD TITLE TO AND CONDITION OF ASSETS. Except as set forth on
SCHEDULE 4.15, (a) the Company has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the material properties and assets of the Company (other than the Leased Premises) whether personal or mixed, tangible or intangible, wherever located.

         4.16 COMPLIANCE WITH LAWS.

                  Except as set forth on SCHEDULE 4.16, (i) the Company is and has been in compliance, in all material respects, with all laws, regulations and orders applicable to it, its properties and assets (in each case, owned or used by it now or in the past) and its business and operations (as conducted by it now and in the past); (ii) the Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the Company's Knowledge, threatened; and (iii) neither the Company or the Shareholders, nor any of their respective employees or agents, had made any payment of funds in connection with the business of the Company which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.

         4.17 LABOR AND EMPLOYMENT MATTERS. George and Michael Pollis are the sole employees of the Company. SCHEDULE 4.17 sets forth, with respect to the Company, the name, address, social security number and current rate of compensation of each individual independent contractor that provides mortgage brokerage services to the Company. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or, to the Company's Knowledge, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. The Company is and has been in compliance, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities.

         4.18 EMPLOYEE BENEFIT PLANS.

                  (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 4.18 contains a list setting forth, with respect to the Company, each employee benefit plan or arrangement, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multi-employer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents participate ("Employee Benefit Plans").

                  (b) COMPLIANCE WITH LAW. With respect to each Employee Benefit Plan, (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or, to the Company's Knowledge, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

         4.19 TAX MATTERS. Except as set forth on SCHEDULE 4.19: (i) all Tax Returns required to be filed on or prior to the date hereof with respect to the Company or any of its income, properties, franchises or operations, have been timely filed where required to be filed, (ii) each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects; and (iii) all Taxes due and payable by or with respect to the Company have been fully and timely paid and adequate reserves or accruals for Taxes have been provided in the Current Balance Sheets with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not due and payable. Except as set forth on SCHEDULE 4.19, the Company has not received any notices of additional Tax liability, or an intent to inspect prior years Tax Returns from any Governmental Authority. Except as set forth on SCHEDULE 4.19, the Company does not have any tax deficiencies for any open years and has not extended the statute of limitations for any years that would otherwise be closed by the statute of limitations.

         4.20 INSURANCE. SCHEDULE 4.20 contains a complete and correct list of all of the Company's valid, outstanding and enforceable policies of insurance covering its properties, assets and business against risks of the nature normally insured against by corporations in the same or similar lines of business (the "Insurance Policies").

         4.21 INTENTIONALLY DELETED.

         4.22 LICENSES AND PERMITS. The Company possesses all material licenses and required governmental or official approvals, permits or authorizations, necessary for the conduct of its business, including without limitation as required by the State of Florida, HUD, VA and Fannie Mae for the operation of a mortgage lending business and with respect to the operation of each of the Leased Premises (the "Permits"), and SCHEDULE 4.22 contains a true and complete list of all such Permits. All such Permits are valid and in full force and effect, and the Company is in compliance in all material respects with its requirements thereof and no proceeding is pending or threatened to revoke or amend any of them. None of the Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.23 ADEQUACY OF THE ASSETS. The Assets and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted.

         4.24 PIPELINE APPLICATIONS. SCHEDULE 4.24 sets forth all of the mortgage loan applications that are currently being processed by the Company.

         4.25 CONTRACTS. SCHEDULE 4.25 sets forth, with respect to the Company a list of each Contract to which it is a party or by which it or its properties and assets are bound or which is material to its business, assets, properties or prospects (the "Designated Contracts"). The Company has not violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract.

         4.26 ACCURACY OF INFORMATION FURNISHED BY THE COMPANY, OR THE SHAREHOLDERS. No representation, warranty, covenant, agreement, or statement by the Company, or the Shareholders in this Agreement and the various Schedules attached hereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Company, and the Shareholders have provided Purchaser with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         4.27 INVESTMENT INTENT; SOPHISTICATED INVESTOR STATUS; MARKET FOR PURCHASER COMMON STOCK. The Shareholders are acquiring all of the shares of Purchaser Common Stock issued, or to be issued, hereunder for their own account for investment and not with a view to, or for the sale in connection with, any distribution thereof. The Shareholders have had the opportunity to discuss the transactions contemplated hereby with Purchaser and have had the opportunity to obtain such information pertaining to Purchaser as has been requested, and to ask all questions of Purchaser as they deem advisable, all of which have been answered to their satisfaction. Each of the Shareholders is a sophisticated investor and has such knowledge and experience in business or financial matters that he or she is capable of evaluating the merits and risks of an investment in the Purchaser Common Stock. The Shareholders acknowledges that the Purchaser Common Stock is traded in the over-the-counter market and that bid and ask price information for the Purchaser Common Stock is reported by Nasdaq. The Shareholders further acknowledge that they are familiar with the over-the-counter market and understand that this is not a securities exchange or a recognized inter-dealer quotation system and that, as such, there is limited liquidity for the Purchaser Common Stock. The Shareholders also acknowledge that the Purchaser is not a "reporting company" within the meaning of the Federal securities laws and that it is therefore not required to file with the SEC or distribute to its shareholders the financial and other information and reports required to prepared and distributed by many public companies (e.g. Annual Reports of Form 10-K, Quarterly Reports on Form 10-Q, Proxy Statements etc.).

         4.28 BANK ACCOUNTS. SCHEDULE 4.28 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account.

         4.29 NO COMMISSIONS. Neither the Company or the Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby except for the fees and expenses due to First Fidelity Capital Markets, Inc. and/or Elliot Jacobs pursuant to an agreement dated September 1, 1998, a copy of which is attached to SCHEDULE 4.29.

         4.30 YEAR 2000. The Company has assessed, evaluated and reviewed all areas of its business and operations that could be adversely affected by date sensitive functions and has taken all necessary action to assess, evaluate and correct all of the hardware, software, embedded microchips and other processing capabilities and capacities, directly or indirectly involving date sensitive functions, to ensure that its business and operations will continue accurately and without interruption or ambiguity using date information before, during and after January 1, 2000.

         4.31 OTHER BUSINESS INTERESTS. Except for the Company, no Shareholder, directly or indirectly, has an ownership interest in any business entity that is engaged in the mortgage business nor does any Shareholder serve as an employee or director of any such entity.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COOPERATION-GENERAL. Each of the parties agrees to use its commercially reasonable efforts to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement, and to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.3 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other party of the occurrence or non-occurrence of any event of which the notifying party has knowledge which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein applicable to it not to be complied with or satisfied in any material respect.

         5.4 CONFIDENTIALITY; PUBLICITY. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be directly or indirectly issued by the Shareholders or the Company. Purchaser may, without prior approval of or notice to any other party, make such public disclosures which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange upon which its securities may be listed or traded. Notwithstanding the foregoing, Purchaser shall have the right to disclose in any registration statements prepared in connection with any securities offering or registration of securities, information concerning the Company and the Shareholders, including without limitation the Financial Statements and other financial information, that it in good faith believes is required to be disclosed pursuant to the Securities Act and the rules promulgated thereunder, the rules of Nasdaq and applicable state securities laws or is advised by the Underwriter is necessary or advisable.

         5.5 SHAREHOLDER DELIVERIES. Purchaser hereby acknowledges delivery of the following documents and instruments from the Shareholders:

                  (a) certificates evidencing all issued shares of capital stock of the Company duly endorsed for transfer to Purchaser;

                  (b) a release from the Shareholders, in such form as is reasonably satisfactory to Purchaser, releasing all claims of any nature, if any, against the Company, provided that such release shall not cover any direct or indirect rights of the Shareholders against Purchaser under this Agreement;

                  (c) a legal opinion from counsel to the Company and the Shareholders; and

                  (d) an employment agreement and agreement not to compete from Mr. George M. Pollis and Mr. Michael Pollis.

                  (e) A Secretary's Certificate of the Company.

         5.6 PURCHASER'S DELIVERIES. the Shareholders hereby acknowledges delivery of the following documents and instruments from the Purchaser:

                  (a) certificates issued in the name of the Shareholders evidencing the Exchange Shares;

                  (b) a legal opinion from counsel to the Purchaser;

                  (c) an employment agreement and agreement not to compete with Mr. George M. Pollis and Mr. Michael Pollis;

                  (d) The $300,000 cash payment due pursuant to Section 2.5(b)(ii); and

                  (e) A Secretary's Certificate of the Purchaser and Sub.

         5.7 RELEASE OF GUARANTEES. The Purchaser shall use its best efforts to obtain, within 90 days following the Closing Date, a release of the personal guarantees of the Shareholders and their family members of the obligations of the Company under its existing credit facilities with First Bank of Indiantown and NationsBank (the "Credit Facilities"). Although the Purchaser will use its best efforts, the Shareholders acknowledge that there can be no guarantee that the Purchaser will be successful in obtaining such releases.

         5.8 TAXES. The Shareholders agree to file, or cause to be filed, by March 31, 1999, federal income tax returns for the Company for the years ended December 31, 1997 and 1998 and for the period from December 31, 1998 through the Closing Date. The Shareholders further agree that they shall be solely responsible for payment of all federal income taxes (including any fines, penalties, interest, or other assessments thereon) relating to the Company operations for all periods prior to the Closing Date.

                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 AGREEMENT BY THE SHAREHOLDERS TO INDEMNIFY. Subject to the limitations set forth in this Article VI, the Shareholders, jointly and severally, agree to indemnify and hold Purchaser and its respective officers, directors and Affiliates (a "Purchaser Indemnified Party" and together the "Purchaser Indemnified Parties") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable counsel and paralegal fees and expenses) incurred or suffered by any of the Purchaser Indemnified Parties arising out of or resulting from (i) any breach of a representation or warranty made by the Company or the Shareholders in this Agreement, (ii) any breach of a covenant or agreement made by the Company or the Shareholders in this Agreement, (iii) any tax or other liability of the Company arising from or relating to the treating of employees as independent contractors or any other worker classification issues, including but not limited to the employer and the employee's portion of social security taxes, federal unemployment taxes, state unemployment taxes, penalties, interest and related claims from workers based on any misclassification, (iv) any employee benefit plan liability of the Company arising from or relating to treating employees as independent contractors, including but not limited to required contributions to benefit plans, insurance plans, penalties and interest and related claims from workers based on the misclassification, (v) any claims of any third parties asserting a current or past ownership interest or other rights in the capital stock of the Company or
(vi) any claims of any third parties arising from or related to the personal bankruptcy of Michael Pollis (collectively, "Purchaser Indemnifiable Damages").

         6.2 AGREEMENT BY PURCHASER TO INDEMNIFY. Subject to the limitations set forth in this Article VI, the Purchaser agrees to indemnify and hold the Shareholders and their heirs and personal representatives (a "the Shareholder Indemnified Party" and together the "Shareholder Indemnified Parties") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable counsel and paralegal fees and expenses) incurred or suffered by any of the Shareholder Indemnified Parties directly resulting from (i) any breach of a representation or warranty made by Purchaser in this Agreement, or (ii) any breach of a covenant or agreement made by Purchaser in this Agreement (collectively, "Shareholder Indemnifiable Damages").

         6.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders and Purchaser in this Agreement or pursuant hereto shall survive the closing of the transactions contemplated hereby for a period of two (2) years following the Effective Time except that the representations set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 4.1, 4.2, 4.3, 4.4, 4.5 and the first sentence of Section 4.15 shall survive indefinitely and the representations and warranties set forth in Section 3.13, 3.18, 3.19, 4.13, 4.18 and 4.19 shall expire at the time the last applicable statute of limitations expires for the enforcement by an applicable Governmental Authority or any other Person of any remedy with respect to a violation of or the subject matter covered by such representations and warranties. No claim for the recovery of any Purchaser Indemnifiable Damages or Shareholder Indemnifiable Damages with respect to the representations and warranties in this Agreement may be asserted by any of the parties after such representations and warranties shall expire in accordance with the terms of this Agreement; PROVIDED, HOWEVER, that claims for Purchaser Indemnifiable Damages or Shareholder Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Without limiting any other provisions of this
Section 6.3, there shall be no time limitation on the time period within which a claim for the recovery of any Purchaser Indemnifiable Damages arising under 6.1(ii), (iii), (iv), (v) or (vi) can be made; such claims can be made for an indefinite time following the Effective Time.

         6.4      THIRD PARTY ACTIONS.

                  (a) For purposes of this Article VI, the term "Indemnifiable Damages" means the Purchaser Indemnifiable Damages or the Shareholder Indemnifiable Damages, as the context requires, the term "Indemnified Party" means the Purchaser Indemnified Parties or the Shareholder Indemnified Parties, as the context requires, and the term "Indemnifying Party" means the party (Purchaser, on the one hand, or any Shareholder, on the other hand) against whom a claim for Indemnifiable Damages is to be made.

                  (b) With respect to any action commenced by a third party which could give rise to Indemnifiable Damages, the Indemnifying Party shall have the right to participate in, and, to the extent that it may wish, jointly or individually, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; PROVIDED, if the defendants in any action include both the Indemnified Party and the Indemnifying Party and there is a conflict of interest as reasonably determined by the Indemnified Party or by counsel for the Indemnifying Party which would prevent such counsel from also representing the Indemnified Party, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on behalf of the Indemnified Party (at the expense of the Indemnifying Party). After notice from the Indemnifying Party to the Indemnified Party of its election to so assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party pursuant to the provisions of Section 6.1 and
6.2 for the related counsel and paralegal fees and expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnified Party shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the commencement of the action, or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. Notwithstanding anything to the contrary in this Section 6.4(b), the Indemnifying Party shall have no right to settle or compromise any action for which they have assumed the defense to the extent the settlement or compromise provides for any injunctive or other equitable relief against the Indemnified Party or otherwise provides for any continuing obligations of any nature against the Indemnified Party or loss of rights of the Indemnified Party, and nothing stated in this Section 6.4(b) shall otherwise affect the Indemnifying Party's obligation to pay the Indemnified Party all Indemnifiable Damages (other than such related counsel and paralegal fees and expenses that the Indemnifying Party is not required to pay in accordance with the immediately preceding sentence) pursuant to Section 6.1 and 6.2. With respect to any such third party action assumed by the Indemnifying Party, the parties agree to provide each other with all material information that they request relating to the handling of such matter.

         6.5 PAYMENT SOLELY IN PURCHASER'S COMMON STOCK; ADJUSTMENT TO MERGER CONSIDERATION. Except for payments due pursuant to Section 6.1(iii) hereof, all indemnification payments due hereunder shall be made solely in shares of Purchaser's Common Stock. Notwithstanding the foregoing, if the party that is required to make the indemnification payment does not have shares of Purchaser Common Stock, then, subject to the limitations set forth in Section 6.6(i) and
(ii), such party must pay the indemnification payments in cash. The number of shares of Purchaser Common Stock required to be delivered for any indemnification payment shall be determined based upon the average closing price of the Purchaser Common Stock for the twenty trailing business days three business days prior to the date that the indemnification payment is made (the "Indemnification Stock Price"). Thus, if any Indemnifiable Damages are due to Purchaser from Shareholder hereunder, Shareholder shall deliver an amount of shares of Purchaser's Common Stock as is equal to the Indemnifiable Damages DIVIDED BY the Indemnification Stock Price; and VICE VERSA. If the Purchaser Common Stock is not traded on a national securities exchange, the Nasdaq Stock Market or in the Nasdaq over-the-counter market, then the value of the Purchaser Common Stock shall be based on an average of the Exchange Price and the price determined through an appraisal performed by a third party reasonably acceptable to the party receiving the shares of Purchaser Common Stock. The cost of this appraisal shall be borne by the party required to deliver the shares of Purchaser Common Stock. All set offs, recoupments and payments for Purchaser Indemnifiable Damages or Shareholder Indemnifiable Damages, as applicable, made pursuant to this Article VI shall be treated as adjustments to the Merger Consideration.

         6.6 LIMITATIONS ON INDEMNIFICATION PAYMENTS. Except as provided in this
Section 6.6 and notwithstanding anything in this Agreement to the contrary, (i) no indemnification payments shall be due hereunder from the Shareholders to Purchaser after the aggregate number of shares of Purchaser Common Stock delivered by the Shareholders to the Purchaser in payment of Indemnifiable Damages exceeds 95% of the number of Exchange Shares plus any additional shares of Purchaser Common Stock issued to the Shareholders pursuant to this Agreement;
(ii) no indemnification payments shall be due hereunder from Purchaser to the Shareholders after the aggregate number of shares of Purchaser Common Stock delivered by the Purchaser to the Shareholders in payment of Indemnifiable Damages exceeds 95% of the number of Exchange Shares; and (iii) no party shall be liable to the other for Indemnifiable Damages that are in the nature of lost profits, a loss in value, lost investment or business opportunity, internal interest, punitive damages, damages to reputation, internal costs, overhead or any other similar costs, unless such amounts are reimbursement of amounts paid to third parties in connection with Indemnifiable Damages. Any payments for Indemnifiable Damages paid in cash shall, for purposes of including such payments in the calculation of the maximum limits under
Section 6.1 (i) and (ii), be deemed to be equal to the number of shares of Purchaser Common Stock obtained by dividing the cash payment by Indemnification Stock Price.

         6.7 NO OTHER RIGHTS. The indemnification rights of the Purchaser and the Shareholders under this Article VI are in lieu of all such rights and remedies as the Purchaser or the Shareholders may otherwise have at law or in equity or otherwise after the Effective Time for any breach of a representation or warranty made by either party in this Agreement or the breach of a covenant or agreement made by either party in this Agreement, other than (i) such rights and remedies as are set forth in Article VIII, and (ii) and any act of fraud in connection with the execution, delivery or performance of this Agreement.

                                   ARTICLE VII

                             SECURITIES LAW MATTERS

         The Shareholders agree as follows with respect to the sale or other disposition of the shares of Purchaser Common Stock issued to them hereunder:

         7.1 DISPOSITION OF SHARES. Each Shareholder represents and warrants that the shares of Purchaser Common Stock being acquired by such Shareholder hereunder will be acquired for his or her own account and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by the Shareholders or Purchaser, as applicable, with the SEC of any registration statement, offering circular or other document, in which case, the Shareholder shall first supply to Purchaser, an opinion of counsel (which counsel and opinions shall be satisfactory to Purchaser) that such exception is available, or (b) an effective registration statement filed by Purchaser or the Shareholders, as applicable, with the SEC under the Securities Act. Notwithstanding the foregoing, Purchaser acknowledges and agrees that the Shareholders may transfer an aggregate of five percent (5%) of the number of Exchange Shares to First Fidelity Capital Markets, Inc. or Elliot Jacobs, provided that the Purchaser has received from First Fidelity Capital Markets, Inc. or Elliot Jacobs, as applicable, such representations and warranties as the Purchaser shall reasonably require.

         7.2 LEGEND. The certificates representing the Purchaser Common Stock issued to the Shareholders pursuant hereto shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES

         LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Purchaser may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

         If the shares of Purchaser Common Stock issued to the Shareholders pursuant hereto become eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act, or any successor rule, the Purchaser agrees that it shall cause the above restrictive legend to be removed from the certificates representing such shares of Purchaser Common Stock upon receipt from the Shareholders of an opinion of counsel in form and substance satisfactory to the Purchaser to the effect that the removal of the restrictive legend will not violate federal and applicable state securities laws.

                                  ARTICLE VIII
                               REGISTRATION RIGHTS

         The Shareholders shall have the registration rights described below with respect to the shares of Purchaser Common Stock issued to the Shareholders pursuant to this Agreement and any additional shares issued with respect to such shares as a result of any stock dividend, stock split, recapitalization, reclassification, merger, consolidation or similar transaction) (the "Shares"). If the Purchaser consents to a transfer of Shares by any Shareholder to its family members or to a trust or other vehicle established for estate planing purposes (the "Transferees"), the Transferee shall be entitled to the registration rights provided by this Article VIII. For purposes of this Article VIII the term "Shareholder(s)" shall also refer to the Transferees.

         8.1 PIGGYBACK REGISTRATION RIGHTS. Purchaser agrees that if, at any time following the Closing Date and while the provisions of this Article VIII remain in effect, the Board of Directors of Purchaser shall authorize the filing of a registration statement (any such registration statement being hereinafter called a "Registration Statement") under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by Purchaser or any of its shareholders, Purchaser will
(i) promptly notify the Shareholders that such Registration Statement will be filed and that the Shares which are then held by the Shareholders (the "Shareholder Shares"), will, at the Shareholder's request, be included in such Registration Statement, which notice shall specify the relevant facts relating to the proposed filing (including without limitation (x) whether or not such proposed offering will be an underwritten offering of securities and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting, (y) the price, net of any underwriting commissions, discounts and the like, at which the Shareholder Shares are reasonably expected to be sold),
(ii) upon the written request of the Shareholders within 30 days after the giving of such notice by Purchaser, include in the securities covered by such Registration Statement all Shareholder Shares which it has been so requested to include, (iii) use its best efforts to cause such Registration Statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Shareholder Shares which it has been so requested to include in such Registration Statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Shareholders to effect the proposed sale or other disposition. Notwithstanding anything in this Agreement to the contrary, the Shareholders, as a group, shall be entitled to include Shareholder Shares in only one Registration Statement and all of the Shareholders must participate in the same Registration Statement. Once Shareholder Shares have been included in a Registration Statement that has been declared effective by the SEC on behalf of one or more of the Shareholders, the Purchaser's obligations under this Article VIII shall cease and no Shareholder (whether or not he or she included Shareholder Shares in the subject Registration Statement) shall be entitled to include Shareholder Shares in any subsequent registration statement filed by the Purchaser.

         8.2 REGISTRATION. In connection with any registration of shares of Purchaser Common Stock undertaken pursuant to Sections 8.1 above, the following shall apply:

                  (a) Whenever Purchaser is required pursuant to the provisions of this Article VIII to include Shareholder Shares in a registration statement, then Purchaser shall (i) furnish the Shareholders and each underwriter of such Shareholder Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Securities Act (and such other documents as the Shareholders or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Shareholder Shares, (ii) use its best efforts to register or qualify such Shareholder Shares under the blue sky laws (to the extent applicable) of such jurisdictions or laws (to the extent applicable) of such jurisdictions as the Shareholders and each underwriter of Shareholder Shares being sold by the Shareholders shall reasonably request and
(iii) take such other actions as may be reasonably necessary or advisable to enable the Shareholders and such underwriters to consummate the sale or distribution in such jurisdictions in which the Shareholders shall have reasonably requested that the Shareholder Shares be sold.

                  (b) Purchaser shall pay all expenses incurred in connection with any Registration Statement other than underwriting discounts or fees and applicable transfer taxes relating to the Shareholder Shares and the fees and expenses of counsel for the Shareholders.

                  (c) In connection with any public offering by Purchaser involving an underwriting of its securities effected pursuant to Section 8.1 hereof, Purchaser shall not be required to include in such registration any Shareholder Shares held by the Shareholders unless the Shareholders agree to the terms of the underwriting agreement between Purchaser and the managing underwriter of such offering, which agreement may require that the Shareholder Shares be withheld from the market by the Shareholders for a period of up to 180 days after the effective date of the registration statement by which such public offering is being effected (or such longer period as may be requested by any securities exchange upon which the Purchaser Common Stock is then listed). Furthermore, Purchaser shall be obligated to include in such registration only the quantity of Shareholder Shares, if any, as will not, in the opinion of the managing underwriter, jeopardize the success of the offering by Purchaser. If the managing underwriter for the offering advises Purchaser in writing that the total amount of securities sought to be registered by the Shareholders and other shareholders of Purchaser having similar registration rights as of the date thereof (collectively, the "Purchaser Shareholders") exceeds the amount of securities that can be offered without adversely affecting the offering by Purchaser, then Purchaser may reduce the number of shares to be registered by Purchaser for the Purchaser Shareholders, including the Shareholder Shares requested to be included therein, to a number satisfactory to such managing underwriter which number may be zero. Any such reduction shall be pro rata, based upon the percentage that the shares requested to be included in the Registration Statement by each Purchaser Shareholder constitutes of the total number of shares included therein on behalf of the Purchaser Shareholders.

                  (d) Purchaser will indemnify and hold harmless the Shareholders and any person or entity engaged by the Shareholders to sell the Shareholder's Shares, and each person, if any, who controls such persons or entities within the meaning of the Securities Act or the Exchange Act (collectively, a "Holder Indemnitee"), against any losses, claims, damages, liabilities or expenses (or actions, proceedings, or settlements in respect thereof) (joint or several) to which a Holder Indemnitee may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement and all documents related thereto, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or (iii) the employment or alleged employment by Purchaser of any device, scheme or artifice to defraud or the engagement by Purchaser or alleged engagement by Purchaser in any act, practice or course of business which operates or would operate as a fraud or deceit upon the purchasers of its securities pursuant to such registration statement. Purchaser will also reimburse each Holder Indemnitee for any legal or other expenses reasonably incurred by such Holder Indemnitee in connection with investigating, defending and settling any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 8.2(d) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of Purchaser, which consent shall not be unreasonably withheld, and Purchaser shall not be liable to any Holder Indemnitee of any loss, claim, damage, liability or action (i) to the extent that it arises solely out of or is based solely upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by or on behalf of the Shareholders or any agent of the Shareholders or controlling person of either; or (ii) in the case of a sale directly by the Shareholders (including a sale of such Shareholder Shares through any underwriter retained by the Shareholders to engage in a distribution solely on behalf of the Shareholders), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Shareholders failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Shareholder Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

                  (e) The Shareholders will indemnify and hold harmless Purchaser, each of its employees, officers, directors or persons who control Purchaser within the meaning of the Securities Act or the Exchange Act, and each agent or underwriter for Purchaser or any other person or entity engaged by Purchaser to sell Purchaser's securities offered in the registration statement, or any of their respective directors, officers, partners, agents, employees or control persons (collectively, a "Purchaser Indemnitee"), against any losses, claims, damages, liabilities or expenses (or actions, proceedings or settlements in respect thereof) (joint or several) to which Purchaser or any such Purchaser Indemnitee may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereto) arise solely out of or are based solely upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with information furnished by or on behalf of the Shareholders expressly for use in connection with such registration; and the Shareholders will reimburse any legal or other expenses reasonably incurred by a Purchaser Indemnitee in connection with investigating, defending or settling any such loss, claim, damage, liability, or action. The indemnity agreement contained in this Section 8.2(e) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Shareholders, which consent shall not be unreasonably withheld, nor, in the case of a sale directly by Purchaser of its securities (including a sale of such securities through any underwriter retained by Purchaser to engage in a distribution solely on behalf of the Purchaser), shall the Shareholders be liable to Purchaser in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and Purchaser failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

                  (f) Promptly after receipt by an indemnified party under Sections 8.3(d) or (e) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the indemnified and indemnifying parties, provide that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests (as reasonably determined by either party) between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under Sections 8.3 (d) or (e), respectively, to the extent of such prejudice, but the failure to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under Sections 8.3 (d) or (e), respectively. The obligations of Purchaser and the Shareholders under Sections 8.3 (d) or (e), respectively, shall survive the completion of any offering of Shareholder Shares made pursuant to a registration under this Agreement. The amount paid or payable by a party as a result of the losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) referred to in Sections 8.3 (d) and (e) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  (g) If the indemnification provided for in the preceding Sections 8.3 (d) or (e) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall be entitled to contribution, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (h) Purchaser shall not be obligated to register any Shareholder Shares pursuant to this Article VIII at any time when the resale provisions of Rule 144 promulgated under the Securities Act are available to the Shareholders without limitation as to volume.

                  (i) If Purchaser shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, Purchaser covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Purchaser is not required to file such reports, it will, upon the request of any holder of Shares, make publicly available other information contemplated by Rule 144 under the Securities Act). From and after such time as Purchaser is required to file reports and other documents with the SEC pursuant to the Exchange Act, so long as any holder owns Shares that have not been registered under the Securities Act, Purchaser shall furnish to such holder upon request a written statement by Purchaser as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Purchaser, and such other reports and documents so filed as such holder may reasonably request in availing himself of any rule or regulation of the SEC allowing him to sell any such Shares without registration.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)      IF TO PURCHASER TO:

                           Mr. Nelson A. Locke
                           America's Senior Financial Services, Inc.
                           15544 NW 77 Court
                           Miami Lakes, Florida 33016

                           WITH A COPY TO:

                           Teresita Garcia, Esq.
                           Holland & Knight LLP
                           701 Brickell Avenue, Suite 3000
                           Miami, Florida 33131
                           Phone: 305-374-8500
                           Telecopy: 305-789-7799

                                       and

                           Thomas Sherman, Esq.
                           Sherman & Castro
                           218 Almeira Street
                           Coral Gables, Florida 33134

                           Phone: 305-444-4508
                           Telecopy: 305-445-4458

                  (b)      IF TO THE SHAREHOLDERS TO:

                           Mr. George Pollis
                           Ms. Traci Ann Pollis
                           2928 N.W. Sewalls Landing
                           Jensen Beach, Florida 35957
                           Phone:_____________________
                           Telecopy:__________________

                           Ms. Paula M. Police
                           9245 S.E. Mystic Cove Terrace
                           Hobe Sound, Florida 33455
                           Phone: ____________________
                           Telecopy: _________________

                           WITH A COPY TO:

                           Richard J. Melnick, Esq.
                           Shulman, Rogers & Gandal
                           11921 Rockville Pike -- Suite 300
                           Rockville, MD 20852
                           Phone: (301) 230-5229
                           Fax:   (301) 230-2891

Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery, or certified or registered mail.

         9.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto), the other documents signed by the parties which are delivered contemporaneously herewith, and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter including, without limitation, the letter of intent dated November 9, 1998 entered into between the Purchaser and the Company. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         9.3 EXPENSES. Except as otherwise provided herein, (i) the Shareholders shall pay their own and the Company' fees and expenses, including accounting and counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby, (ii) Purchaser shall pay its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         9.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         9.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective heirs, executors, personal representatives, trustees, guardians, attorneys-in-fact, successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by any of the parties hereto without the prior written consent of the non-assigning or non-delegating parties.

         9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         9.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Time shall be of the essence in this Agreement.

         9.8 SEVERABILITY. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         9.9 GOVERNING LAW; MEDIATION; ARBITRATION. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. All claims arising under this Agreement which the parties are unable to settle shall be submitted for mediation by a mediator mutually acceptable to the parties involved in such claim. It shall be a condition to the right of the parties to commence an arbitration proceeding with respect to any claim that each party shall have made a good faith effort to resolve the dispute through a mediation proceeding as provided in the preceding sentence. Any and all claims arising under this Agreement which the parties are unable to settle by mutual agreement or mediation as provided above shall be resolved by binding arbitration pursuant to the Arbitration Rules of the American Arbitration Association as in force at the time ("AAA").

                  (i) A party which desires to submit a claim to binding arbitration under this Section 9.9 shall so notify the other parties, and if after 30 days from the date of such notice the claim remains unsettled, any party may petition the AAA for arbitration of the claim. Matters submitted to arbitration shall be resolved in accordance with the decision of a panel of three arbitrators selected by the AAA in Miami Dade County, Florida, which shall be the place of arbitration, unless the parties agree on another location.

                  (ii) The three arbitrators shall investigate the facts and shall hold hearings at which the parties may present evidence and arguments, be represented by counsel and conduct cross-examination. In determining any question, matter or dispute before them, the arbitrators shall apply the provisions of this Agreement and shall not have the power to add to, modify or change any of the provisions of this Agreement. The three arbitrators shall render a written decision upon the matter presented to them by a majority vote within 90 days after the date on which the hearings and presentation of evidence are concluded, unless a longer period is provided under the rules of the AAA. The decision rendered by the arbitrators shall be final and binding on, and unappealable by, the parties. Except as otherwise permitted under the Arbitration Rules, the three arbitrators shall have the power to deliver both legal and equitable remedies. Judgment upon the decision rendered in such arbitration may be entered by any court having jurisdiction thereof. No party to an arbitration proceeding shall be considered in default hereunder during the pendency of arbitration proceedings relating to a disputed default. If the three arbitrators fail to render a timely decision, then, to the extent permitted by law, any party shall have the right to institute an action or proceeding in such court as shall be appropriate in the circumstances, and, upon the institution of such action, the arbitration proceeding shall be terminated and shall be of no further force and effect. The arbitrators shall determine in what proportion the parties shall bear the fees and expenses of the arbitrators, and each party shall otherwise bear its own fees and expenses, including expenses of legal counsel and other advisors or consultants. It is the intention of the parties that, except as otherwise specified to the contrary herein, arbitration as described above be the sole and exclusive means available to them for the resolution of claims arising under this Agreement, and only in the event that the arbitrators fail to render a decision in accordance with the foregoing provisions shall a party have the right to institute legal action with respect to such claim. Accordingly, it shall be a complete defense to any action instituted by a party with respect to a claim under this Agreement that such claim has not first been submitted to arbitration in accordance with the foregoing provisions.

         9.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly agrees that
(a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement;
(c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        AMERICA'S SENIOR FINANCIAL
                                        SERVICES, INC.

                                        By: /s/ Nelson A. Locke
                                            ------------------------------------
                                             Nelson A. Locke
                                             President


                                        CAPITAL FUNDING OF SOUTH FLORIDA,
                                        INC., a Florida corporation


                                        By: /s/ George Pollis
                                           -------------------------------------
                                             George Pollis
                                             Chairman of the Board


                                        GEORGE M. POLLIS

                                        /s/ George M. Pollis
                                        ----------------------------------------


                                        TRACI ANN POLLIS

                                        /s/ Traci Ann Pollis
                                        ----------------------------------------


                                        PAULA M. POLICE

                                        /s/ Paula M. Police
                                        ----------------------------------------